UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)        March 5, 2013

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Accelr8 Technology Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2013, the Board of Directors of Accelerate Diagnostics, Inc. (the “Company”) elected Frank J.M. ten Brink as a director of the Company, effective immediately. Mr. ten Brink, 56, was also appointed as a member (and as the new Chairman) of the Audit Committee of the Company’s Board of Directors, effective immediately. In making such appointments, the Board reviewed Mr. ten Brink’s credentials and business experience and confirmed that he qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and has the “financial sophistication” required under applicable NASDAQ Listing Rules.

Mr. ten Brink has served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Stericycle, Inc. (NASDAQ: SRCL) since June 1997. He has over 16 years of finance experience in high growth environments, mergers and acquisitions. Prior to joining Stericycle, Mr. ten Brink was Senior Vice President and Chief Financial Officer with Telular Corporation. Between 1991 and 1995, he was Vice President and Chief Financial Officer of Hexacomb Corporation. Mr. ten Brink studied International Business at the Netherlands School of Business and received an M.B.A. degree in Finance from the University of Oregon.

The Company is currently in the process of finalizing a new compensation program for its non-employee directors, which it anticipates will be comprised entirely of equity compensation, including an initial stock option grant to each new director upon his or her election to the Board and an annual stock option grant to be made to all non-employee directors. The precise number of stock options to be granted in connection with those types of awards has not yet been determined, but the Company anticipates that it will be based on a formula taking into account, among other things, the Company’s stock price. Initial stock option grants made to new directors will vest over a period of five years (with 20% of the award vesting on each annual anniversary of the date of grant). Annual stock option grants will vest over a period of one year (with 1/12 of the award vesting each month following the date of grant).

When the new compensation program for non-employee directors described above is finalized, Mr. ten Brink will participate in such program, and the Board’s other non-employee directors will also receive stock option grants under the annual award component of the program. Except as described above, Mr. ten Brink was not selected as a director of the Company pursuant to any arrangement or understanding between him and any other person.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2013	ACCELERATE DIAGNOSTICS, INC. (Registrant) /s/ Steve Reichling Steve Reichling Chief Financial Officer